UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): February 11, 2011

SUNOCO, INC.

(Exact name of registrant as specified in its charter)

Pennsylvania	1-6841	23-1743282
(State or other jurisdiction of incorporation)	(Commission file number)	(IRS employer identification number)

1818 Market Street, Suite 1500, Philadelphia, PA		19103-7583
(Address of principal executive offices)		(Zip Code)

(215) 977-3000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

Section 1503 of the federal Dodd-Frank Wall Street and Consumer Protection Act requires disclosure, in a Current Report on Form 8-K, of the receipt of an imminent danger order issued by the Mine Safety and Health Administration pursuant to section 107(a) of the Federal Mine Safety and Health Act of 1977 (the “Mine Act”).

On February 11, 2011, Dominion Coal Corporation, a subsidiary of Sunoco, Inc., received an imminent danger order under section 107(a) of the Mine Act at the Dominion No. 36 mine. The order was issued after a company foreman discovered excessive methane accumulation on a pillar recovery section within one area of the mine and notified all other miners to immediately evacuate the entire mine. No injuries occurred.

The levels of methane gas appear to have risen due to a pump that allowed water to accumulate in an area of the mine. A larger pump was installed to remove water and reduce methane in all areas of the mine to safe levels. On February 15, 2011, MSHA permitted operations to resume in two of the three sections of the mine. The third section will remain idled temporarily, until water accumulations can be reduced sufficiently to allow mining to resume safely. An investigation into the cause of this incident is ongoing.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUNOCO, INC.
(Registrant)

Date: February 15, 2011

/s/ Joseph P. Krott
Joseph P. Krott Comptroller (Principal Accounting Officer)